EXHIBIT 10.2

PERFORMANCE CONTINGENT RESTRICTED STOCK UNITS AWARD

<Name>
<Address>

Pursuant to the terms and conditions of the Haverty Furniture Companies, Inc. 2004 Long-Term Incentive Plan (the “Plan”), you have been granted Performance Restricted Stock Units (PRSUs).  The general terms of this grant of PRSUs are outlined below.

Grant Date:	January 17, 2014
Performance Period:	January 1, - December 31, 2014
Target Number of PRSUs:	XXXX
Performance Measure:	EBITDA
Vesting Date :	February 28, 2017

The actual number of PRSUs that become vested is based on achieving the level of EBITDA during the Performance Period as noted below:

Performance Level*	EBITDA	% Target Shares Earned
Outstanding	$ XXXX	160%
Target	$ XXXX	100%
Threshold	$ XXXX	60%
Below Threshold	< $ XXXX	0%

*	Straight-line interpolation will apply to performance levels between the ones shown.

Each Performance RSU is equivalent to one share of common stock upon vesting.

Until vested, the units represented by this award are not entitled to receive cash dividends and do not have the right to vote. This award will vest immediately upon a change in control, death or disability as defined in Section 2 of the Plan.  If you leave Havertys, other than in the case of death, disability or retirement, unvested awards are forfeited.  Except as the Compensation Committee may at any time otherwise provide in their sole discretion or as required to comply with applicable law, units not vested at retirement will vest on the Vesting Date as outlined in the grant agreement. Please consult the 2004 Long-Term Incentive Plan Prospectus for a complete understanding of Havertys’ equity award program.

This is a summary of the award.  The grant agreement and Plan Prospectus are the authoritative source for all questions on awards made under the Plan.